SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

MEMSIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810

(Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810

(Mailing Address)

(978) 738-0900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 16, 2009, MEMSIC, Inc. (“MEMSIC”) entered into an Asset Purchase Agreement (the “Agreement”) with Crossbow Technology, Inc. (“Crossbow”).

Under the terms of the Agreement, MEMSIC will acquire from Crossbow substantially all the assets related to Crossbow’s commercial (non-military) Inertial Systems business and Wireless Sensor Network “Mote” and eKo business (collectively, the “Business”), including intellectual property rights and fixed assets relating to the Business and MEMSIC will employ related engineering, sales and marketing personnel of Crossbow. The purchase price is $18 million, payable in cash. The Agreement includes customary representations, warranties and indemnities of the parties.

The closing of the sale is subject to customary closing conditions relating to, among other things, the accuracy of Crossbow’s representations and warranties and the delivery of various certificates and ancillary agreements.

MEMSIC and Crossbow have agreed that, after the closing of the sale, MEMSIC and Crossbow will enter into a cross-licensing arrangement, Crossbow will manufacture the products related to the Business for MEMSIC for a year after the closing, and the parties will not compete with each other in stated fields.

A copy of the press release issued by MEMSIC on December 16, 2009 announcing this transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description	Furnished with this Form 8-K	Incorporated by Reference
			Form	Filing Date	Exhibit No.

99.1	Press release dated December 16, 2009.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/S/ PATRICIA NIU
Patricia Niu
Chief Financial Officer

Date: December 17, 2009

Exhibit Index

Exhibit No.	Description	Furnished with this Form 8-K	Incorporated by Reference
			Form	Filing Date	Exhibit No.

99.1	Press release dated December 16, 2009.	X